Exhibit 99.1

Contacts:	Investor Contact:	Media Contact:
	Amedisys, Inc.	Amedisys, Inc.
	Tom Dolan	Kendra Kimmons
	Senior Vice President, Finance and Treasurer	Director of Communications
	(225) 299-3391	(225) 299-3720
	tom.dolan@amedisys.com	kendra.kimmons@amedisys.com

AMEDISYS REPORTS FIRST QUARTER FINANCIAL RESULTS AND

UPDATES 2013 GUIDANCE

AMEDISYS TO HOST CONFERENCE CALL TODAY AT 10:00 A.M. ET

BATON ROUGE, Louisiana (April 30, 2013) — Amedisys, Inc. (NASDAQ: AMED), a leading home health and hospice company, today reported its financial results for the first quarter ended March 31, 2013.

Three-Month Periods Ended March 31, 2013 and 2012

After adding back $2.0 million and $3.7 million ($1.2 million and $2.2 million, net of tax) or $0.04 and $0.07 per diluted share for legal fees associated with investigations, the following would have been our adjusted results:*

•	Net service revenue of $339.2 million compared to $370.8 million in 2012, a decrease of 8.5%.

•	Net income from continuing operations attributable to Amedisys, Inc., of $3.9 million compared to $8.6 million in 2012, a decrease of 54.8%.

•	Net income from continuing operations attributable to Amedisys, Inc. per diluted share of $0.13 compared to $0.29 per diluted share in 2012, a decrease of 55.2%.

•	Earnings before interest, taxes, depreciation and amortization attributable to continuing operations (“EBITDA”) of $17.3 million compared to $26.9 million in 2012, a decrease of 35.8%.

William F. Borne, Chief Executive Officer stated, “Results for the first quarter were impacted by declining volumes and sequestration, but slightly offset by year-over-year increases in admissions and cost control efforts. Clearly, despite encouraging trends, quarterly performance did not meet our expectations. Consequently, we are implementing plans to consolidate or divest non-performing care centers, trim our corporate infrastructure and refine our patient care management strategy focused on delivering the optimal level of care to drive improved clinical outcomes for our patients. We believe these initiatives, along with a strong focus on volume growth and continued cost control efforts, will position Amedisys to capitalize on the changing healthcare landscape and continue to provide the best care for our patients in the lowest cost setting.”

2013 Guidance

•	Net service revenue is anticipated to be in the range of $1.280 billion to $1.320 billion.

•	Diluted earnings per share is expected to be in the range of $0.45 to $0.55 based on an estimated 31.5 million shares outstanding.

This guidance excludes any one-time costs associated with our announced market exit activity or corporate expense initiatives. Our guidance includes an estimate of legal costs associated with our on-going government investigations.

We urge caution in considering the current trends and 2013 guidance disclosed in this press release. The home health and hospice industry is highly competitive and subject to intensive regulations, and trends and guidance are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com. We disclaim any obligations to update disclosed information on trends.

*	See page 7 for the reconciliations of non-GAAP financial measures

Earnings Call and Webcast Information

To participate in the conference call, please call a few minutes before 10:00 a.m. ET on Tuesday, April 30, 2013, to either (877) 512-9171 (Toll free) or (815) 573-0979 (Toll), use conference ID #35067959. A replay of the conference call will be available through May 7, 2013. The replay dial in number is (855) 859-2056 (Toll free) or (404) 537-3406 (Toll), use conference ID #35067959.

The call will also be available through our website and for seven days thereafter at the following web address: http://investors.amedisys.com.

We are headquartered in Baton Rouge, Louisiana. Our common stock trades on the NASDAQ Global Select Market under the symbol “AMED.”

Additional information

Our company website address is www.amedisys.com. We use our website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We also use our website to expedite public access to time-critical information regarding our company in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations subpage of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, changes in or our failure to comply with existing Federal and State laws or regulations or the inability to comply with new government regulations on a timely basis, competition in the home health industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, changes in payments and covered services due to the economic downturn and deficit spending by Federal and State governments, future cost containment initiatives undertaken by third-party payors, our access to financing due to the volatility and disruption of the capital and credit markets, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, our ability to integrate and manage our information systems, changes in or developments with respect to any litigation or investigations relating to the Company, including the SEC investigation and the U.S. Department of Justice Civil Investigative Demand and various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures as defined under SEC rules: EBITDA, defined as net income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, adjusted EBITDA, defined as EBITDA plus legal fees associated with investigations, adjusted net income from continuing operations attributable to Amedisys, Inc., defined as net income from continuing operations attributable to Amedisys, Inc. plus legal fees associated with investigations, and adjusted net income from continuing operations attributable to Amedisys, Inc. per diluted share, defined as net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share plus the earnings per share effect of legal fees associated with investigations. In accordance with SEC rules, we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP. Management believes that these are useful gauges of our performance and are common measures used in our industry to assess relative financial performance among companies.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED FINANCIAL STATEMENT DATA AND SUPPLEMENTAL INFORMATION

(Amounts in thousands, except share, per share data and statistical information)

(Unaudited)

Balance Sheet Information

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$7,021	$14,545
Patient accounts receivable, net of allowance for doubtful accounts of $18,991 and $20,994	144,659	169,172
Prepaid expenses	14,478	10,631
Other current assets	16,229	11,440

Total current assets	182,387	205,788
Property and equipment, net of accumulated depreciation of $118,280, and $113,154	156,481	156,709
Goodwill	209,994	209,594
Intangible assets, net of accumulated amortization of $24,119 and $23,457	46,792	47,050
Deferred tax asset	91,808	92,804
Other assets, net	24,855	18,650

Total assets	$712,317	$730,595

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$27,646	$29,175
Payroll and employee benefits	78,919	79,341
Accrued expenses	57,054	54,855
Current portion of long-term obligations	35,807	35,807
Current portion of deferred income taxes	3,395	5,609

Total current liabilities	202,821	204,787
Long-term obligations, less current portion	42,952	66,904
Other long-term obligations	4,761	4,671

Total liabilities	250,534	276,362

Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 32,173,099 and 31,876,508 shares issued; and 31,382,932 and 31,086,619 shares outstanding	32	32
Additional paid-in capital	456,046	450,792
Treasury stock at cost, 790,167 and 789,889 shares of common stock	(17,119)	(17,116)
Accumulated other comprehensive income	15	15
Retained earnings	21,296	18,617

Total Amedisys, Inc. stockholders’ equity	460,270	452,340
Noncontrolling interests	1,513	1,893

Total equity	461,783	454,233

Total liabilities and equity	$712,317	$730,595

Income Statement Information

	For the Three-Month Periods Ended March 31,
	2013	2012
Net service revenue	$339,175	$370,833
Cost of service, excluding depreciation and amortization	192,504	208,506
General and administrative expenses:
Salaries and benefits	82,794	87,077
Non-cash compensation	2,056	2,482
Other	43,562	44,394
Provision for doubtful accounts	3,967	5,863
Depreciation and amortization	10,123	10,054

Operating expenses	335,006	358,376

Operating income	4,169	12,457
Other (expense) income:
Interest income	11	15
Interest expense	(1,106)	(2,074)
Equity in earnings from equity investments	363	305
Miscellaneous, net	59	429

Total other expense, net	(673)	(1,325)

Income before income taxes	3,496	11,132
Income tax expense	(1,363)	(4,620)

Income from continuing operations	2,133	6,512
Discontinued operations, net of tax	—	(1,049)

Net income	2,133	5,463
Net loss (income) attributable to noncontrolling interests	546	(43)

Net income attributable to Amedisys, Inc.	$2,679	$5,420

Basic earnings per common share:
Income from continuing operations attributable to Amedisys, Inc. common stockholders	$0.09	$0.22
Discontinued operations, net of tax	—	(0.04)

Net income attributable to Amedisys, Inc. common stockholders	$0.09	$0.18

Weighted average shares outstanding	30,640	29,389

Diluted earnings per common share:
Income from continuing operations attributable to Amedisys, Inc. common stockholders	$0.09	$0.22
Discontinued operations, net of tax	—	(0.04)

Net income attributable to Amedisys, Inc. common stockholders	$0.09	$0.18

Weighted average shares outstanding	31,104	29,780

Amounts attributable to Amedisys, Inc. common stockholders:
Income from continuing operations	$2,679	$6,469
Discontinued operations, net of tax	—	(1,049)

Net income	$2,679	$5,420

Cash Flow Information

	For the Three-Month Periods Ended March 31,
	2013	2012
Net cash provided by operating activities	$32,416	$10,927
Net cash used in investing activities	(16,825)	(10,053)
Net cash used in financing activities	(23,115)	(7,588)

Net decrease in cash and cash equivalents	(7,524)	(6,714)
Cash and cash equivalents at beginning of period	14,545	48,004

Cash and cash equivalents at end of period	$7,021	$41,290

Supplemental Information—Home Health

	For the Three-Month Periods Ended March 31,
	2013	2012
Financial Information (in millions):
Medicare	$221.1	$242.4
Non-Medicare	51.2	59.0

Net service revenue	272.3	301.4
Cost of service	157.1	172.0

Gross margin	115.2	129.4
Other operating expenses	89.7	97.8

Operating income	$25.5	$31.6

Key Statistical Data:
Medicare:
Same Store Volume (1):
Revenue	(8)%	(8)%
Admissions	2%	(2)%
Recertifications	(17)%	(5)%
Total:
Admissions	52,122	51,153
Recertifications	29,698	35,794
Completed Episodes	78,816	82,204
Visits	1,422,332	1,625,473
Average revenue per completed episode (2)	$2,782	$2,882
Visits per completed episode (3)	17.4	18.6
Non-Medicare:
Admissions	22,423	23,192
Recertifications	8,407	9,731
Visits	436,035	504,398
Total:
Cost per Visit	$84.53	$80.76
Visits	1,858,367	2,129,871

(1)	Medicare revenue, admissions or recertifications growth is the percent increase (decrease) in our Medicare revenue, admissions or recertifications for the period as a percent of the Medicare revenue, admissions or recertifications of the prior period.
(2)	Average Medicare revenue per completed episode is the average Medicare revenue earned for each Medicare completed episode of care.
(3)	Medicare visits per completed episode are the home health Medicare visits on completed episodes divided by the home health Medicare episodes completed during the period.

Supplemental Information—Hospice

	For the Three-Month Periods Ended March 31,
	2013	2012
Financial Information (in millions):
Medicare	$63.0	$65.3
Non-Medicare	3.9	4.1

Net service revenue	66.9	69.4
Cost of service	35.4	36.5

Gross margin	31.5	32.9
Other operating expenses	19.8	17.7

Operating income	$11.7	$15.2

Key Statistical Data:
Same store Medicare revenue growth (1)	(5)%	17%
Hospice admits	4,992	4,902
Average daily census	5,091	5,190
Revenue per day	$146.07	$147.07
Cost of service per day	$77.10	$77.10
Average length of stay	103	91

(1)	Same store Medicare revenue growth is the percent increase in our Medicare revenue for the period as a percent of the Medicare revenue of the prior period.

AMEDISYS, INC. AND SUBSIDIARIES

SELECT CONSOLIDATED KEY STATISTICAL DATA AND

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands, except key statistical and per share data)

(Unaudited)

	For the Three-Month Periods Ended March 31,
	2013	2012
Key Statistical Data:
General
Number of home health care centers	427	437
Number of hospice care centers	97	88
Number of care centers acquired (1)	1	—
Number of care centers opened as start-up locations (1)	—	2
Days revenue outstanding, net (2)	37.2	38.4

(1)	Includes both home health and hospice care centers.
(2)	Our calculation of days revenue outstanding, net at March 31, 2013 and 2012 is derived by dividing our ending patient accounts receivable (i.e., net of estimated revenue adjustments and allowance for doubtful accounts) by our average daily net patient revenue for the three month-period ended March 31, 2013 and 2012, respectively.

Earnings From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA:

	For the Three-Month Periods Ended March 31,
	2013	2012
Net income from continuing operations attributable to Amedisys, Inc.	$2,679	$6,469
Add:
Provision for income taxes	1,363	4,620
Interest expense, net	1,095	2,059
Depreciation and amortization	10,123	10,054

EBITDA (1)	$15,260	$23,202

Add:
Legal fees (investigations)	2,003	3,707

Adjusted EBITDA (2)	$17,263	$26,909

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc.:

	For the Three-Month Periods Ended March 31,
	2013	2012
Net income from continuing operations attributable to Amedisys, Inc.	$2,679	$6,469
Add:
Legal fees (investigations)	1,222	2,169

Adjusted net income from continuing operations attributable to Amedisys, Inc. (3)	$3,901	$8,638

Adjusted Net Income From Continuing Operations Attributable to Amedisys, Inc. per Diluted Share:

	For the Three-Month Periods Ended March 31,
	2013	2012
Net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share	$0.09	$0.22
Add:
Legal fees (investigations)	0.04	0.07

Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share (4)	$0.13	$0.29

(1)	EBITDA is defined as net income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(2)	Adjusted EBITDA is defined as net income from continuing operations attributable to Amedisys, Inc. before provision for income taxes, net interest expense, depreciation and amortization plus legal fees associated with investigations. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.
(3)	Adjusted net income from continuing operations attributable to Amedisys, Inc. is defined as net income from continuing operations attributable to Amedisys, Inc. plus legal fees associated with investigations. Adjusted net income from continuing operations attributable to Amedisys, Inc. should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of adjusted net income from continuing operations attributable to Amedisys, Inc. may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP measure in the same manner.
(4)	Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted earnings from continuing operations per share plus the earnings per share effect of legal fees associated with investigations. Adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators or operating performance. This calculation of adjusted net income from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.